Exhibit 7.2

Williams & Webster, P.S.
Certified Public Accountants & Business Consultants

December 28, 2005

Securities and Exchange Commission
450 Fifth Street SW
Washington, DC 20549

Re: Envirokare Tech, Inc.
Commission File Number 000-26095

Dear Sirs:

We are in agreement with the statements made by the above registrant in its Form 8-K dated December 27, 2005 concerning the non-reliance on previously issued financial statement and the withdrawal of our audit report on the years ended December 31, 2005 and 2003.

Sincerely,.

/s/ Williams & Webster, P.S.

Williams & Webster, P.S.
Certified Public Accountants
Spokane, WA